CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed
Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated June 5, 1997, in this Registration Statement (Form N-1A No. 33-7496) of Dreyfus Premier Municipal Bond Fund (formerly, Premier Municipal Bond Fund).




                                      ERNST & YOUNG LLP

New York, New York
August 11, 1997